Exhibit 13.1

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the annual report for the year ended December 31, 2003 of Intier Automotive Inc. on Form 20-F (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Donald J. Walker, the President, Chief Executive Officer and Chairman and Michael E. McCarthy, the Executive Vice-President and Chief Financial Officer of Intier Automotive Inc., each certifies that, to the best of his knowledge:

1.		the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.		the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Intier Automotive Inc.
Date: May 17, 2004
_________/s/ Donald J. Walker___________________
	Name:	Donald J. Walker President, Chief Executive Officer and Chairman

_________/s/ Michael E. McCarthy________________
	Name:	Michael E. McCarthy Executive Vice-President and Chief Financial Officer